Exhibit 10.1

PSU Award Terms
GROUPON, INC. 2011 INCENTIVE PLAN
NOTICE OF PERFORMANCE SHARE UNIT AWARD (2019 SUPPLEMENTAL PSUs)
GRANT NUMBER: [________] PSUs

The Participant (as defined herein) has been granted a Full Value Award of performance share units (“PSUs”) in Groupon, Inc. (together with its Subsidiaries, the “Company”), subject to the terms and conditions of the Performance Share Unit Award Agreement (the “Agreement”) and the Groupon, Inc. 2011 Incentive Plan, as amended (the “Plan”), as set forth below. Capitalized terms in this Notice of Performance Share Unit Award (this “Notice”), unless otherwise defined herein, shall have the meanings assigned to them in the Plan.

1.	Name: [____________] (the “Participant”)

2.	Address: [________]

3.	Grant Date: [____]

4.	Performance Period: the period commencing on the Grant Date and ending on December 31, 2022 (the “Performance Period”).

5.	Performance Condition; Vesting:

a)
If the Performance Condition (defined below) is achieved prior to the end of the Performance Period, the PSUs shall become fully vested, provided that (i) the Committee has certified the attainment of the Performance Condition (the date of such certification, the “Vesting Date”) and (ii) the Participant has not experienced a Termination Date prior to the Vesting Date, except as expressly set forth herein. Except as set forth in Section 8 of this Notice, if the Performance Condition is not attained during the Performance Period, no PSUs will be earned.

b)
“Performance Condition” means the Company’s achievement of an average closing price per Share (as reported on the Nasdaq Global Select Market) of $6.00 or more for any period of 30 consecutive trading days.

6.
Settlement: On the Vesting Date, the Participant shall become entitled to receive the number of Shares equal to the total number of PSUs set forth in this Notice, subject to any tax withholding obligation with respect to any Tax-Related Items (as defined in Section 3 of the Agreement). Delivery of such Shares shall be made as soon as practicable following the Vesting Date, but

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Exhibit 10.1

in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.

7.
Termination of Employment/Service: If the Participant experiences a Termination Date prior to the Vesting Date, all PSUs awarded in this Notice and the Agreement shall be forfeited, and all rights of the Participant to such PSUs shall immediately terminate; provided, however, if the Vesting Date occurs on or within 120 days following a termination of the Participant’s employment or service by the Company without Cause or a termination of such employment or service by the Participant for Good Reason (each, as defined in the Participant’s SBA with the Company), then the PSUs shall vest on the same terms and conditions that would have applied had the Participant not experienced such termination of employment or service. Other than with respect to the incorporation of the defined terms noted above, the PSUs granted pursuant to this Notice and the Agreement shall not be subject to the terms of the SBA between the Participant and the Company.

8.
Change in Control: Notwithstanding the foregoing, the following provisions shall apply upon a Change in Control that occurs during the Performance Period, and provided that the Participant does not experience a Termination Date prior to the date of such Change in Control (except as set forth in Section 8(d) below):

a)
Subject to Section 8(c) below, if the price per Share paid in connection with such Change in Control equals or exceeds $6.00, then 100% of the PSUs shall become immediately vested and nonforfeitable on the date of such Change in Control.

b)
Subject to Section 8(c) below, if the price per Share paid in connection with such Change in Control is less than $6.00, then a portion of the PSUs shall become immediately vested and nonforfeitable as of the date of such Change in Control, which portion shall be based on a linear interpolation of the price per Share paid in connection with such Change in Control between (i) the closing trading price per Share as of the Grant Date and (ii) $6.00 (e.g., if the closing trading price per Share as of the Grant Date were $3.00 and price per Share paid in connection with the Change in Control were $4.50, then 50% of the PSUs would become immediately vested and nonforfeitable). For the avoidance of doubt, any remaining portion of the PSUs that do not vest in accordance with the preceding sentence will be forfeited, and all of the PSUs will be forfeited if the price per Share paid in connection with the Change in Control is not greater than the closing trading price per Share as of the Grant Date.

c)
If a mutual agreement in principle between the Company and a third party (e.g., term sheet, letter of intent or similar non-binding agreement) or a definitive agreement for a Change in Control is executed within 90 days following the Grant

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Exhibit 10.1

Date, which ultimately results in the consummation of a Change in Control, the maximum amount of PSUs that may vest in connection therewith shall be 50%, subject to attainment of the applicable performance requirements herein.

d)
Notwithstanding any other provision contained herein, if the Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason, in each case within 120 days prior to the date of a Change in Control that occurs during the Performance Period, then the PSUs shall vest on the same terms and conditions that would have applied had the Participant not experienced such termination of employment or service.

For any PSUs that vest pursuant to this Section 8, the applicable “Vesting Date” for purposes of this Notice shall be the date of the Change in Control.

9.	Share Price Adjustment: All Share prices contained in this Notice shall be subject to equitable adjustment in the case of an adjustment pursuant to Section 5.2 of the Plan.

10.
General Terms: The Participant understands that his or her employment with or service to the Company is for an unspecified duration, can be terminated at any time in accordance with applicable law, and that nothing in this Notice, the Agreement, or the Plan changes the nature of that relationship. The Participant acknowledges that the vesting of the PSUs pursuant to this Notice and the Agreement is conditioned on the achievement of the Performance Condition and his or her continued employment or service through the Vesting Date, except as otherwise indicated above. The Participant understands that this Notice is subject to the terms and conditions of the Agreement and the Plan prospectus that contains the entire plan, both of which are incorporated herein by reference. The Participant represents and warrants that the Participant has received and read this Notice, the Agreement, and the Plan. If there are any inconsistencies between this Notice or Agreement and the Plan, the terms of the Plan will govern.

PARTICIPANT     GROUPON, INC.

Date:          Date:

NAI-1506375562

Exhibit 10.1

GROUPON, INC. 2011 INCENTIVE PLAN
PERFORMANCE SHARE UNIT AWARD AGREEMENT
(2019 SUPPLEMENTAL PSUs)

Capitalized terms in this agreement (this “Agreement”), unless otherwise defined herein, shall have the meanings assigned to them in the Groupon, Inc. 2011 Incentive Plan (the “Plan”).
You, as the Participant, have been granted a Full Value Award of performance share units (“PSUs”) in Groupon, Inc. (the “Company”) subject to the terms, restrictions and conditions of the Plan, the Notice of Performance Share Unit Award (the “Notice”) and this Agreement.

1.
No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested PSUs, the Participant shall have no ownership of the Shares underlying the PSUs and shall have no right to receive dividends or dividend equivalents with respect to such Shares or to vote such Shares.

2.	No Transfer. Awards under the Plan are not transferable except to the Participant’s Beneficiary upon the death of the Participant.

3.	Tax Withholding Obligations.
(a) Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of PSUs, including the grant, vesting or settlement of PSUs, the subsequent sale of Shares acquired pursuant to such vesting and the receipt of any dividends and/or dividend equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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Exhibit 10.1

(b) Prior to any relevant taxable or tax withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agents to satisfy the obligations with regard to all Tax-Related Items by withholding otherwise deliverable Shares to be issued upon vesting/settlement of the PSUs. The Participant may also, with the consent of the Committee, authorize the Company to satisfy the obligations with regard to all Tax-Related Items by one or more of the following (which may be in addition to or in lieu of the foregoing):

(i)	Withholding from any wages or other cash compensation paid to the Participant by the Company; or

(ii)
Withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization).

(c)
To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

(d) Further, the settlement of the PSUs is intended to either be exempt from Section 409A of the Code under the “short-term deferral” exemption, or otherwise comply with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Company may, at any time and without the Participant’s consent, modify the terms of the Award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance. The Company makes no representation or covenant to ensure that the PSUs, settlement of the PSUs or other payment hereunder are exempt from or compliant with Section 409A of the Code and will have no liability to the Participant or any

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Exhibit 10.1

other party if the settlement of the PSUs or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Company with respect thereto.

4.
Compliance with Laws and Regulations. The issuance of Shares underlying the PSUs will be subject to and conditioned upon compliance by the Company and the Participant (including any written representations, warranties and agreements as the Committee may request of the Participant for compliance with all applicable laws) with all applicable state, federal, local and foreign laws and regulations of any governmental authority, including adopting any such conforming amendments as are necessary to comply with Section 409A of the Code, and with all applicable requirements of any national or regional securities exchange or quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

5.
No Advice Regarding Award. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

6.
Legend on Certificates. The certificates and/or book-entry notation representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any national or regional securities exchange or quotation system upon which such Shares are listed, and any applicable federal, state, local and foreign laws, and the Committee may cause a legend or legends, electronic or otherwise, to be put on any such certificates and/or book-entry notation to make appropriate reference to such restrictions.

7.
Market Standoff Agreement. The Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. The Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

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Exhibit 10.1

8.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

9.
Entire Agreement; Severability. The Plan and the Notice are incorporated herein by reference. Except with respect to certain defined terms specifically incorporated from the Participant’s severance benefit agreement with the Company (the “SBA”), the Plan, the Notice and this Agreement supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the 2019 Supplemental PSUs. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

10.
Waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing.

11.
Governing Law and Venue. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflict of law principles, rules or statutes of any jurisdiction. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to the exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Illinois.

12.
Notices. Any notice or document required to be filed with the Committee or the Company under the Plan must be in writing and will be properly filed if delivered or mailed to the Company’s Human Resources Department at the Company’s principal executive offices. If intended for the Participant, notices shall be delivered personally or shall be addressed (if sent by mail) to the Participant’s then current residence address as shown on the Company’s records, or to such other address as the Participant directs in a notice to the Company, or shall be delivered electronically to the Participant’s email address as shown on the Company’s records. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally or electronically, on the date delivered. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan through an on-line or electronic system established and maintained by the Company or its designee. The Company may, by written notice to affected

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persons, revise its notice procedures from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

13.
Need to Accept Award. The Participant acknowledges that the Notice and this Agreement must be accepted within 90 days of the Grant Date in order to be eligible to receive any benefits from this Award. If this Award is not accepted within that time period, the Award may be cancelled and all benefits under this Award will be forfeited. To accept this Award, the Participant must access the Merrill Lynch website and follow the instructions for acceptance. If this grant was distributed to the Participant in hard copy format, the Participant must sign the agreement and return it to the Company’s Compensation Department within 90 days.

By the Participant’s signature and the signature of the Company’s representative below and on the Notice, the Participant and the Company agree that this Award of PSUs is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. The Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. The Participant further agrees to notify the Company upon any change in the Participant’s residence address.

PARTICIPANT    GROUPON, INC.

Date        Date

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